UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2019

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 8.01	Other Events

On February 1, 2019, McorpCX, Inc. (the “Company”) commenced its Annual Meeting of Stockholders (the “Annual Meeting”) as previously scheduled and adjourned the Annual Meeting until February 8, 2019, at 11:00 a.m. (Pacific Time), due to the lack of quorum.  The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company's proxy statement for the Annual Meeting.

 The reconvened Annual Meeting will be held at the Company’s headquarters located at 201 Spear Street, Suite 1100, San Francisco, California 94105.  Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals for the Annual Meeting. The Company encourages all stockholders who have not yet voted to do so before February 7, 2019 at 11:59 p.m., (Pacific Time).

 A copy of the press release announcing the adjournment of the Annual Meeting is attached hereto as Exhibit 99.1

ITEM 9.01	Exhibits

99.1	Press Release dated February 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCORPCX, INC.

Date:	February 5, 2019	By:	/s/ Gregg Budoi
		Name:	Gregg Budoi
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 5, 2019